AgroFresh Announces CFO Change; Names Katherine Harper as New CFO

PHILADELPHIA, Sept. 26, 2016- AgroFresh Solutions, Inc. (NASDAQ: AGFS), a global leader in produce freshness solutions, today announced that chief financial officer Margo Loebl will be leaving the company to pursue other professional interests. She will be replaced by Katherine Harper, a highly experienced financial professional and business leader whose 30-year career has spanned several global public companies. Most recently, Ms. Harper was the CFO of Tronox, a global leader in the mining and production of inorganic minerals and chemicals.

“We are delighted to have someone of Katherine’s extensive public company experience join AgroFresh,” said Dr. Nance K. Dicciani, chair of the board of AgroFresh and interim co-chief executive officer. “Her track record of transformational leadership, with an emphasis on global operations, cost management and forecasting, as well as strategic planning and execution are the right fit for AgroFresh and our growth priorities.”

“We are grateful to Margo for her financial leadership as AgroFresh has transitioned and grown as a public company, including establishing the systems and processes needed for a newly formed company,” Dr. Dicciani added. “We wish her the best as she pursues new opportunities.”

While at Tronox, Ms. Harper led various financial initiatives to improve cash generation, loan terms and capital allocation, in addition to managing the financing of a major acquisition for the company. Prior to joining Tronox, she served as a Product Group Chief Financial and Business Development Officer as well as held a broad range of senior financial positions within the Rio Tinto Group, a global diversified mining and resources group. Her early career spanned financial positions of increasing responsibility for such organizations as Gulbrandsen Group, General Chemical Corporation, Security Bureau and Westinghouse Electric Corporation.

Ms. Harper holds a Bachelor’s degree in Industrial Management and a Master’s in Business Administration, both from Carnegie-Mellon University. She will join AgroFresh effective October 3.

About AgroFresh

AgroFresh Solutions, Inc. (NASDAQ: AGFS) is a global horticultural produce industry leader, providing a portfolio of innovative products and specialty services to maintain the freshness, quality and value of fresh produce and flowers. Its core products include SmartFresh™, the proven post-harvest freshness protection technology for produce; Harvista™, the advanced pre-harvest technology for apples and pears; RipeLock™, the innovative post-harvest quality system for bananas, and LandSpring™, an innovative pre-planting application for tomatoes and peppers to reduce transplant stress. AgroFresh currently operates commercially in more than 40 countries and employs more than 170 people worldwide. For more information, visit www.AgroFresh.com.

™Trademark of AgroFresh Inc. ©2016 AgroFresh Solutions, Inc. All rights reserved.

Forward-Looking Statements

In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, all statements regarding  the Company’s possible or assumed future results of operations, including all statements regarding anticipated future growth, adoption of the Company’s products, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the ability of the business to grow and manage growth profitably; changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.

Contacts:
Donna Greiner
AgroFresh Solutions, Inc.
+1 610-244-6665
DAGreiner@agrofresh.com

Investor Relations
Max Dutcher
+1 212-850-5677
Max.Dutcher@fticonsulting.com